FOR IMMEDIATE RELEASE

Mandalay Media to Acquire
Green Screen Interactive Software

Beverly Hills, CA—May 22, 2008—Mandalay Media, Inc. (OTCBB: MNDL.OB) announced today that it signed a letter of intent to purchase video gaming company Green Screen Interactive Software, Inc. Based in New York, Green Screen is a diversified global publisher and distributor of interactive entertainment software with divisions producing frontline and casual game titles for all major console and portable gaming platforms.

The closing of the transaction is subject to certain conditions, including execution of a definitive acquisition agreement and the completion of due diligence. There can be no assurance that the acquisition will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent.

Backed by an experienced and successful management team who have created some of the most respected brands and well-known video game properties ever, Green Screen is one of the fastest-growing publishers in the $9.5 billion dollar video game industry*. Most recently, Green Screen announced the acquisition of ZOO Digital Publishing and Destination Software, Inc., which Green Screen combined to form a new casual game label, Zoo Games. Green Screen’s wholly owned label Zoo Games is currently producing and selling games in the casual game space.

Mandalay Media’s strategic focus is on acquiring various types of companies in digital distribution, interactive entertainment, and online digital media and publishing. Mandalay Media will accomplish this by utilizing the combined strengths of the media industry relationships and expertise of its officers and directors, including Peter Guber, Chairman and CEO of Mandalay Entertainment Group and Rob Ellin, Partner, Trinad Capital.

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Bruce Stein, CEO of Mandalay Media, commented: “This is a strategic piece of the Mandalay Media vision to build our digital content and distribution platforms. Green Screen Interactive Software and Twistbox complement each other in many ways and we look forward to growing both companies in the coming years.”

Adds Ron Chaimowitz, CEO of Green Screen Interactive Software: “The ability to introduce entertainment across a diverse array of mass-market consumer devices is critical to long-term success. Our pending combination with Mandalay Media affords us that great capability, and we are excited at the potential of the new company.”

Mandalay’s recent merger with Twistbox Entertainment is a foundational component for Mandalay Media's mobile and interactive strategy. Twistbox has direct, on-deck distribution with over 100 mobile operators and operates in more than 40 countries. Its products and services include video rich WAP sites, mobile TV, and in-house developed mobile games that reach more than one billion handsets.

*Source: The Entertainment Software Association

About Mandalay Media, Inc.

Mandalay Media, Inc. is a development stage company whose mission is to build a unique combination of new media distribution and content companies through asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. For more information please consult mandalaymediainc.com

About Green Screen Interactive Software, Inc.

Based in New York City, Green Screen Interactive Software, Inc. is a global publisher and developer of interactive entertainment software. More information regarding Green Screen may be found at greensreengames.com

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about MNDL.  Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MNDL's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  failure of the Green Screen acquisition to be completed; general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Twistbox and Green Screen Interactive Software is engaged; demand for the products and services that Twistbox and Green Screen Interactive Software provides, as well as other relevant risks detailed in MNDL's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. MNDL assumes no obligation to update the information contained in this press release.

Contact Info:

Mandalay Media, Inc.
Michael Saltzman
Saltzman Communications
310-271-5789
saltzman@earthlink.net

Green Screen Interactive Software, Inc.
Sheree Johnson
HighWater Group
(212) 338-0077 x311
sheree@highwatergroup.com